UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 16, 2015 (December 10, 2015)

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1221 McKinney Street, Suite 3840

Houston, Texas 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information contained in Items 5.07 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On December 10, 2015, GeoMet, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”) at 2:00 p.m. Central Time in the Company’s offices, located at 1221 McKinney Street, Suite 3840, Houston, Texas 77010.

Stockholders were asked to consider and vote upon authorizing (i) the amendment and restatement of the Certificate of Designations (the “Certificate of Designations”) of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Preferred Stock”), to (w) require that 6% of all net distributable assets to be paid or distributed in a dissolution of the Company be paid to the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (x) delete a provision in the Certificate of Designations permitting the Company to repurchase up to $5.0 million in Common Stock without the consent of the holders of Preferred Stock, (y) make certain non-substantive and corrective changes and (z) integrate any prior amendments thereto (the “COD Amendment”), (ii) the dissolution of the Company pursuant to a Plan of Dissolution and Liquidation (the “Plan of Dissolution”) and (iii) the approval of any proposal to adjourn or postpone the Special Meeting to consider the COD Amendment and the Plan of Dissolution and the Company’s dissolution to a later date if there are not sufficient votes for adoption of the proposals on the date on which such meeting is held. In addition, a stockholder present at the Special Meeting brought a motion to adjourn the Special Meeting to a later date.

The final results of voting on each of the matters submitted to a vote of the stockholders at the Special Meeting are set forth below.

Matter 1: Approval of the COD Amendment:

At the Special Meeting, the stockholders approved the COD Amendment.  Matter 1 received the following votes:

Holders of Preferred Stock, voting as a separate class:

For:	4,772,515
Against:	2,003,677
Abstain:	171
Broker non-votes:	440,652

Holders of Common Stock and Preferred Stock (on an as-converted basis) voting together as a single class:

For:	54,400,570
Against:	16,559,867
Abstain:	45,590
Broker non-votes:	25,022,846

Matter 2: Approval of the Plan of Dissolution:

At the Special Meeting, the stockholders approved the Plan of Dissolution.  Matter 2 received the following votes:

Holders of Preferred Stock, voting as a separate class:

For:	4,772,345
Against:	2,003,847
Abstain:	171
Broker non-votes:	440,652

Holders of Common Stock and Preferred Stock (on an as-converted basis) voting together as a single class:

For:	54,373,262
Against:	16,588,813
Abstain:	43,953
Broker non-votes:	25,022,845

Matter 3: Approval to Grant Discretionary Authority to the Board of Directors to Adjourn the Special Meeting to Solicit Additional Proxies:

At the Special Meeting, the stockholders approved the proposal to grant discretionary authority to the Board of Directors to adjourn the Special Meeting, even if a quorum were present, to solicit additional proxies, if necessary or appropriate, in the event that there were insufficient shares present in person or by proxy voting in favor of the approval of the COD Amendment and the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.  Matter 3 received the following votes:

Holders of Common Stock and Preferred Stock (on an as-converted basis) voting together as a single class:

For:	79,437,968
Against:	16,550,680
Abstain:	40,225

Stockholder Motion to Adjourn the Special Meeting:

At the Special Meeting, the stockholders did not approve the motion to adjourn the Special Meeting.  This motion received the following votes:

Holders of Common Stock and Preferred Stock (on an as-converted basis) voting together as a single class:

For:	15,215,399
Against:	80,813,474
Abstain:	—

On December 11, 2015, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment setting forth the COD Amendment, which will become effective on December 21, 2015 at 4:59 p.m. Eastern Time, absent unforeseen circumstances.

Item 8.01.                                        Other Events.

Based on the approval of the Plan of Dissolution by the Company’s stockholders, on December 11, 2015, the Company filed a Certificate of Dissolution with the Delaware Secretary of State dissolving the Company with an effective time of 5:00 p.m. Eastern Time on December 21, 2015 (the “Effective Time”), absent unforeseen circumstances.  Under applicable law, as of the Effective Time, the Company will, as a general matter, no longer be able to issue stock, and consequently it will close its stock transfer books and discontinue recording transfers and issuing stock certificates (other than replacement certificates).  Following the Effective Time, the Company’s stockholders of record will not be able to transfer shares.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Press Release, dated December 11, 2015, announcing the Approval of Dissolution and Amendment to its Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)
Dated: December 16, 2015	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo

	Title:	Senior Vice President, Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.	Document
99.1	Press Release, dated December 11, 2015, announcing the Approval of Dissolution and Amendment to its Certificate of Incorporation.